UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Science Park
New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 15, 2004, Genaissance Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Acknowledgment (the “RAM Agreement”) with RAM Trading, Ltd. (“RAM”), pursuant to which RAM agreed to purchase and assume (the “Purchase”), on or before November 24, 2004, all rights and obligations of Comerica Bank (“Comerica”) under that certain Loan and Security Agreement by and between the Company and Comerica, dated as of September 30, 2003 and as amended, restated, supplemented or otherwise modified from time to time, and all documents related thereto (collectively, the “Loan Agreement”), subject to the terms and conditions set forth in the RAM Agreement.

The Purchase is subject to an assignment by Comerica to RAM of Comerica’s continuing first priority security interest in any and all of the collateral of the Company as set forth in the Loan Agreement.  Effective upon the date of the Purchase, the Loan Agreement will be amended to provide for the following:

•                  RAM will waive the Company’s compliance with the minimum cash balance and minimum quick ratio covenants that are contained in the Loan Agreement until November 30, 2005;

•                  at any time, and from time to time, on or after January 15, 2005, the Company will make a mandatory prepayment under the Loan Agreement to RAM in an amount equal to:

•                  $1.0 million if the Company’s cash balance is greater than $5.0 million at any such time; and

•                  $3.0 million if the Company’s cash balance is greater than $9.0 million at any such time; provided, that, if the Company’s cash balance is greater than $5.0 million but less than $9.0 million at any such time, then the prepayment amount will be an amount between $1.0 million and $3.0 million to be determined in proportion to such cash balance.

•                  the Company will use its reasonable best efforts to have a designee of RAM named to the Company’s Board of Directors and will subsequently agree to nominate and solicit proxies in favor of such designee;

•                  the Company must complete a shareholder value enhancement plan attached as an exhibit to the RAM Agreement;

•                  the Company must raise additional equity capital in an amount not less than $4.0 million that is junior to the Company’s Series A Preferred Stock, $.001 par value per share, not later than December 31, 2004; and

•                  the Company will provide unaudited monthly financial statements to RAM within 30 days of month-end.

Pursuant to the terms of the RAM Agreement, the parties have agreed that the amount currently outstanding under the Loan Agreement is approximately $2.8 million.

A copy of the RAM Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: November 16, 2004	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Agreement and Acknowledgment by and between Genaissance Pharmaceuticals, Inc. and RAM Trading, Ltd., dated as of November 15, 2004.